UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 21, 2006
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)

                                   ITRON, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Washington                   000-22418                   91-1011792
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(State or Other Jurisdiction    (Commission File No.)           (IRS Employer
     of Incorporation)                                       Identification No.)


                 2111 North Molter Road, Liberty Lake, WA 99019
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               (Address of Principal Executive Offices, Zip Code)

                                 (509) 924-9900
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              (Registrant's Telephone Number, Including Area Code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 21, 2006, Itron Inc. entered into an agreement to acquire all of the outstanding capital stock of Flow Metrix, Inc. (Flow Metrix) in a cash-for-stock merger.

Flow Metrix develops and manufactures advanced leak detection systems for underground pipelines which allow customers to reduce their "unaccounted for" water and improve efficiency.

The newest product from Flow Metrix is the MLOG(TM) leak detection system, a network of intelligent leak detecting sensors which use acoustics to monitor the entire water distribution system. A typical Flow Metrix installation includes a ratio of one MLOG sensor for approximately every ten water meters and uses Automated Meter Reading (AMR) systems to transmit leak information from underground pipes to the utility. MLOG software is used to analyze the data collected and provide the utility with intelligent analysis to pinpoint leaks.

An initial purchase price of $15 million will be paid in cash, subject to a working capital adjustment and certain escrow provisions. An additional payment of up to $3 million may be made if certain technological and integration milestones are achieved within the first 36 months. Additionally, the agreement provides Itron a one year option to purchase additional technology targeted at energy pipeline integrity for a specified price.



The information presented in this Current Report on Form 8-K contains forward-looking statements, which are based on assumptions that we believe to be reasonable at this time. Such assumptions could prove to be incorrect due to a number of factors, including those identified in Itron, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 and in our subsequent filings with the Securities and Exchange Commission, and such factors could cause actual results to differ materially from those contained in forward-looking statements. We undertake no obligation to update any of the forward looking statements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                ITRON, INC.

Dated: November 21, 2006                        By: /s/ Steven M. Helmbrecht
                                                --------------------------------
                                                Steven M. Helmbrecht
                                                Sr. Vice President and
                                                Chief Financial Officer